Exhibit 99.1

            USANA Acquires Manufacturing Facility in China

    SALT LAKE CITY--(BUSINESS WIRE)--Sept. 20, 2005--USANA Health Sciences Inc. (NASDAQ: USNA) today announced that it has purchased for cash a personal care manufacturing facility in China. The experienced local management team will remain in place and the facility features expansion capability. The terms of the transaction were not disclosed.
    "This marks a significant first step for our long-term plan of developing the Chinese market," said USANA President Dave Wentz. "The recent release of the new regulations that will govern direct selling in China allows us to actively prepare for entry into one of the world's largest direct selling markets."
    The regulations indicate that the new direct selling laws will go into effect on Dec. 1, 2005. USANA's timeline for receiving a direct selling license and obtaining product approvals is uncertain, but could take as long as 12 months.

    About USANA

    USANA develops and manufactures high-quality nutritionals, personal care, and weight management products that are sold directly to preferred customers and associates throughout the United States, Canada, Australia, New Zealand, Hong Kong, Japan, Taiwan, South Korea, Singapore, Mexico, the Netherlands, and the United Kingdom. More information on USANA can be found at http://www.usanahealthsciences.com.

    Safe Harbor

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including reliance upon our network of independent associates, the governmental regulation of our products, manufacturing and marketing risks, and uncertainties associated with our planned international expansion, including our potential expansion into China. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.



    CONTACT: USANA Health Sciences Inc.
             Riley Timmer, 801-954-7100 (Investor Relations) investor.relations@us.usana.com